Exhibit 21.1

SUBSIDIARIES

Subsidiary	Place of incorporation
1225 Boltonfield Street, LLC	Delaware
160 Comfort Road, LLC	Delaware
200 W 24th Holdings LLC	Delaware
2178 State Highway 29A LLC	New York
256 County Route 117 Perth LLC	Delaware
320204 Nevada Holdings Corp.	Nevada
320204 Oregon Holdings Corp.	Oregon
320204 US Holdings Corp.	Delaware
Ace Heritage, LLC	New York
Agribusiness Holdings Limited Partnership	Oregon
Arches IP, Inc.	Delaware
Bridgewell Agribusiness LLC	Oregon
Budget King, LLC	California
BWAB Canada ULC	British Columbia (Canada)
BWAB Holdings, LLC	Oregon
C21 Investments Inc.	British Columbia (Canada)
Choice Organics, Inc.	Colorado
Clearlake Growth Fund II, Inc.	California
CO Acquisition Vehicle LLC	Delaware
Deep Roots Aria AcqCo, Inc.	Nevada
Deep Roots Harvest, Inc.	Nevada
Deep Roots Holdings, Inc.	Nevada
Deep Roots Operating, Inc.	Nevada
Deep Roots Properties, LLC	Nevada
DP Retail 100, LLC	Colorado
DP Retail 101, LLC	Colorado
DP Retail 102, LLC	Colorado
DP Retail 103, LLC	Colorado
DP Retail 104, LLC	Colorado
DP Retail 105, LLC	Colorado
DP Retail 106, LLC	Colorado
DP Retail 107, LLC	Colorado
DP Retail 109, LLC	Colorado
DP Retail 110, LLC	Colorado
DP Retail 111, LLC	Colorado
DP Retail 112 LLC	Colorado
DP Retail 113 LLC	Colorado
DP Retail 114 LLC	Colorado
DP Retail 115 LLC	Colorado
DP Retail 117, LLC	Colorado
DPC Denver, LLC	Colorado
DPM Colorado, LLC	Colorado
Eaze California LLC	Delaware
Eaze Colorado LLC	Delaware
Eaze Florida LLC	Delaware
Eaze, Inc.	Delaware
ECSD Management, LLC	California
FarmX, LLC	Pennsylvania
Green Dragon Florida LLC	Florida
Hawthorne Hydroponics LLC	Delaware
Healthy Healing Holistic Options, Inc.	California
HGCI LLC	Nevada
HiColor, LLC	Minnesota
Hometown Heart, Inc.	Wyoming

MaryMed LLC	Maryland
MJ Distributing C201, LLC	Nevada
MJ Distributing P132, LLC	Nevada
New Growth Horizon, LLC	Missouri
Nirvana Investments, LLC	Missouri
Prolific Brands of California, LLC	Delaware
Prolific IP Holdings, LLC	Delaware
Prolific Supply BW Holdings GP, LLC	Delaware
Prolific Supply BW Holdings, LLC	Delaware
Prolific Supply Holdco LLC	Delaware
Prolific Supply LLC	Delaware
Resurgent Biosciences, Inc.	Delaware
Retail Management Associates, LLC	Arizona
Silver State Cultivation LLC	Nevada
Silver State Relief LLC	Nevada
The Hawthorne Gardening Company LLC	Delaware
Verdant Grove, LLC	Delaware
Vireo Glass House, LLC	Delaware
Vireo Growth Inc.	British Columbia (Canada)
Vireo Health De Puerto Rico LLC	Puerto Rico
Vireo Health of Arcadia, LLC	Delaware
Vireo Health of CO II, LLC	Delaware
Vireo Health of CO, LLC	Delaware
Vireo Health of CO Fourth Peak, LLC	Delaware
Vireo Health of CO Fourth Peak Holdings, LLC	Delaware
Vireo Health of Colorado, LLC	Colorado
Vireo Health of Denver Metro, LLC	Delaware
Vireo Health of DTC, LLC	Delaware
Vireo Health of Foothills, LLC	Delaware
Vireo Health of Las Cruces, LLC	Delaware
Vireo Health of Mile High, LLC	Delaware
Vireo Health of Minnesota, LLC	Minnesota
Vireo Health of Nevada I, LLC	Nevada
Vireo Health of NM, LLC	Delaware
Vireo Health of Noco, LLC	Delaware
Vireo Health of PA, LLC	Delaware
Vireo Health of Puerto Rico, LLC	Delaware
Vireo Health of Rocky Mountain, LLC	Delaware
Vireo Health of Santa Fe, LLC	Delaware
Vireo Health of Soco, LLC	Delaware
Vireo Health of Western Slope, LLC	Delaware
Vireo Health, Inc.	Delaware
Vireo Marketing, LLC	Minnesota
Vireo of Charm City, LLC	Maryland
Vireo PR Merger Sub II Inc.	Missouri
Vireo PR Merger Sub Inc.	Missouri
Vireo Property Holdings, LLC	Delaware
Vireo Property Holdings 2, LLC	Delaware
Vireo Property Holdings New York, LLC	Delaware
Vireo Property Holdings Florida, LLC	Delaware
Vive Penn, LLC	Delaware
WC Staffing, LLC	Utah
Wholesome AG, LLC	Utah
Wholesome Direct, LLC	Utah
Wholesome Goods, LLC	Utah
Wholesome Therapy, LLC	Utah
WholesomeCo, Inc.	Delaware
Workforce Concepts 21 Inc.	Oregon